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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF ONIX SYSTEMS INC.

                                         State or Jurisdiction                          Other Names under
Name                                       of Incorporation           Ownership       Which Doing Business
----                                     ---------------------        ---------       --------------------
CAC Inc.                                     Delaware                   100%

      Flow Automation Inc.                   Texas                      100%

      Thermo Instrument Controls
      de Mexico, S.A. de C.V.                Mexico                     100%(1)

      VG Gas Analysis Systems Inc.           Massachusetts              100%

ONIX Holdings Limited                        England and Wales          100%

      Flow Automation (UK) Limited           United Kingdom             100%

      CAC UK Limited                         United Kingdom             100%

      VG Gas Analysis Limited                United Kingdom             100%

      Peek Measurement Limited               England                    100%

          Peek Environmental Limited         England                    100%

          Sarasota Data Products Limited     England                    100%

          Sarasota Instrumentation Limited   England                    100%

Houston Atlas Inc.                           Texas                      100%          Galaxy Instruments(2)

TN Technologies Inc.                         Texas                      100%

      Kay-Ray/Sensall, Inc.                  Delaware                   100%

      TN Technologies Canada Inc.            Canada                     100%

TN Spectrace Europe B.V.                     Netherlands                100%

Westronics Inc.                              Texas                      100%

Brandt Instruments, Inc.                     Delaware                   100%

Peek Measurement, Inc.                       Texas                      100%



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(1) 1% owned directly by ONIX Systems Inc.
(2) South Carolina d/b/a.